UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2018

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.     Submission of Matters to a Vote of Security Holders.
NMI Holdings, Inc.'s (the "Company") Annual Meeting of Stockholders was held on May 10, 2018. On March 16, 2018, the record date for the Annual Meeting, 65,145,261 shares of the Company’s common stock were outstanding and entitled to vote, of which 93% were present for purposes of establishing a quorum. At that meeting, stockholders took the following actions with respect to the proposals described in the Company's 2018 Annual Proxy Statement, filed on March 29, 2018:

1.	The following directors were elected:

	For	Withheld	Broker Non-Votes
Bradley M. Shuster	48,371,759	6,512,625	5,707,960
Michael Embler	48,758,765	6,125,619	5,707,960
James G. Jones	48,474,216	6,410,168	5,707,960
Michael Montgomery	48,758,765	6,125,619	5,707,960
Regina Muehlhauser	54,522,503	361,881	5,707,960
James H. Ozanne	48,473,479	6,410,905	5,707,960
Steven L. Scheid	48,433,007	6,451,377	5,707,960

2.	The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
60,351,152	8,390	232,802	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 15, 2018	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

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